Exhibit 10(i)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of C.M. Life Insurance Company and

Contract owners of Panorama Plus Separate Account:

We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 033-45122 on Form N-4 of our report dated April 23, 2007 with respect to the statement of assets and liabilities of Panorama Plus Separate Account as of December 31, 2006 and the related statements of operations and changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the three-year period then ended and of our report dated February 23, 2007 with respect to the statutory statement of financial position of C.M. Life Insurance Company as of December 31, 2006 and 2005 and the related statutory statements of income, changes in shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2006, both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

Our report dated April 23, 2007, refers to other auditors whose report on the financial highlights of Panorama Plus Separate Account for each of the years in the two-year period ended December 31, 2003, dated February 17, 2004, expressed an unqualified opinion on those financial highlights.

Our report dated February 23, 2007 includes explanatory language that states that the Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the State of Connecticut Insurance Department, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented fairly in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices.

/s/ KPMG LLP

Hartford, Connecticut

April 24, 2007